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                                                                     EXHIBIT 5.1

                   [Dow, Lohnes & Albertson, PLLC Letterhead]

                                  July 7, 1999

Cox Communications, Inc.
1400 Lake Hearn Drive, N.E.
Atlanta, Georgia 30319

Ladies and Gentlemen:

         We are acting as special counsel to Cox Communications, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of the Company's Class A common stock, par value $1.00 per share (the "Shares"), pursuant to the terms of the Agreement and Plan of Merger, dated as of May 11, 1999 (the "Merger Agreement"), by and among the Company, TCA Cable TV, Inc., a Texas corporation ("TCA"), and Cox Classic Cable, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), which provides for the merger of TCA with and into Merger Sub, with Merger Sub surviving the merger (the "Merger"). The Shares are to be issued to the shareholders of TCA in accordance with the terms of the Merger Agreement, in exchange for each such shareholder's shares of TCA common stock, par value $.10 per share.

         In preparing this opinion, we have reviewed:

         1. The Amended and Restated Certificate of Incorporation of the Company, as amended.

         2.       The Bylaws of the Company.

         3. Resolutions of the Executive Committee of the Board of Directors of the Company, adopted on May 10, 1999, authorizing the issuance and sale of the Shares.

         4. An executed copy of the Merger Agreement.

         As to matters of fact relevant to our opinion, we have relied on certificates of officers of the Company without further investigation.

         With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of all natural persons, and (ii) that the foregoing documents, in the forms therefor submitted for our review, have not been altered, amended or repealed in any respect material to


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Cox Communications, Inc.
July 7, 1999
Page 2

our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         Our opinion is limited to matters of law of the District of Columbia, the General Corporation Law of the State of Delaware and the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and delivered to the shareholders of TCA in exchange for shares of TCA common stock in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

         We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or other entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                  Very truly yours,




                                  DOW, LOHNES & ALBERTSON, PLLC


                                  By:      /s/ Stuart A. Sheldon
                                    ----------------------------------------
                                           Stuart A. Sheldon, Member